UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2015

VAPE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-163290	90-0436540
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

21822 Lassen St., Suite A

Chatsworth, CA 91311

(Address of principal executive office)

1-877-827-3959

(Registrant's telephone number, including area code)

N/A

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 3.02 Unregistered Sales of Equity Securities.

The Company has issued the following shares of its common stock pursuant to conversions of convertible notes since the filing of a Current Report on Form 8-K filed on October 14, 2015:

On October 15, 2015, the Company issued 1,271,000 shares of its common stock pursuant to a conversion notice from a noteholder in the amount of $14,680.

On October 16, 2015, the Company issued 1,636,364 shares of its common stock pursuant to a conversion notice from a noteholder in the amount of $18,900.

On October 19, 2015, the Company issued 1,298,701 shares of its common stock pursuant to a conversion notice from a noteholder in the amount of $15,000.

On October 19, 2015, the Company issued 1,500,000 shares of its common stock pursuant to a conversion notice from a noteholder in the amount of $17,400.

On October 21, 2015, the Company issued 1,515,152 shares of its common stock pursuant to a conversion notice from a noteholder in the amount of $17,500.

On October 21, 2015, the Company issued 1,500,000 shares of its common stock pursuant to a conversion notice from a noteholder in the amount of $16,650.

The original issuance of the above convertible notes, and their subsequent amendment, were previously disclosed on our Current Report on Form 8-K dated December 8, 2014 and in our Quarterly Reports on Form 10-Q dated February 17, 2015 and August 14, 2015, respectively, which disclosures are incorporated by reference herein.

In addition, on October 22, 2015, the Company issued the following shares to certain management, employees and consultants as payment for accrued but unpaid compensation and/or fiscal year-end bonuses:

CEO and Chairman Kyle Tracey converted $50,000 in accrued but unpaid salary into 2,083,333 shares of restricted common stock. President and Director Joe Andreae converted $13,333.33 in accrued but unpaid salary into 555,555 shares of restricted common stock. CFO and Director Allan Viernes and COO and Director Benjamin Beaulieu each received a bonus issuance of 600,000 shares of common stock.

An employee converted $30,000 in accrued but unpaid salary into 1,250,000 shares of restricted common stock. A consultant also converted $30,000 in bonus compensation into 1,250,000 shares of restricted common stock. Additional employees received an aggregate of 300,000 shares of restricted common stock as year-end bonus compensation. All of the above issuances approved by the Company on October 22, 2015 were issued at $0.024 per share which is the fair market value of the Company’s common stock on October 22.

In making the above sales without registration, we relied upon the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended.

As of October 22, 2015, the total number of shares of shares outstanding of the Company’s common stock was 43,666,686.

Item 8.01 Other Events

Cancellation of Option Plan and Surrender of Options

On September 18, 2015, officers, employees, and consultants of the Company decided to surrender 995,000 options to purchase the Company’s common stock granted from the 2014 Incentive and Nonstatutory Option Plan (“2014 Option Plan”) due to the fact that the options have an exercise price substantially greater than the current trading price of the Company’s common stock.

The Chief Executive Officer, Chief Financial Officer, President, and Chief Operating Officer decided to forfeit 175,000 incentive statutory options each with an exercise price of $0.70. All other optionholders forfeited an aggregate amount of 295,000 options at exercise prices of $0.70 and $0.83, respectively. The options were formally accepted and canceled by the Company on October 22, 2015.

Following the surrender and cancellation of the above options, the Company elected to withdraw and terminate the 2014 Option Plan, and will re-evaluate the implementation of an option plan in the future once it has determined that the market for the Company’s stock has stabilized to the point where the issuance of options to employees, officers and directors will have the value necessary to compensate its employees, management and consultants.

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A copy of the Form Option Surrender Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Stock Surrender

On October 22, 2015, Kyle Tracey and Joe Andreae surrendered 130,000 shares of common stock previously issued to them on March 12, 2015 back to the Company pursuant to Stock Surrender Agreements. An additional employee also surrendered 15,000 shares of common stock back to the Company on the same date pursuant to Stock Surrender Agreements.

A copy of the Form Stock Surrender Agreement is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Form of Option Surrender Agreement.

10.2	Form of Stock Surrender Agreement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAPE HOLDINGS, INC.

Dated: October 22, 2015	By:	/s/ Kyle Tracey
Kyle Tracey
Duly Authorized Officer, Chief Executive Officer

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